UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 27, 2009 (July 20, 2009)

QNECTIVE, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-50494	57-1094726
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Thurgauerstrasse 54, CH-8050, Zurich, Switzerland
(Address of principal executive offices)

Registrant’s telephone number, including area code +41-44-307-5020

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 20, 2009, Qnective, Inc. (the “Company”) entered into a Subscription Agreement (the “Subscription Agreement”) with Mr. Valerio Camardella (“Camardella”), a director and the Chief Marketing Officer of the Company.  Pursuant to the Agreement and in accordance with the Company’s Amended and Restated Equity Incentive Plan, Camardella was granted nine hundred thousand (900,000) shares of the Company’s common stock, par value $.001 per share (the “Shares”), in consideration for services rendered to the Company.  The Board of Directors of the Company valued the Shares granted to Camardella at a price of $.12 per Share or $108,000 in the aggregate.  The Shares were issued in a private transaction pursuant to Regulation S promulgated under the Securities Act of 1933, as amended (“Regulation S”).  The Company did not engage in a distribution of the Shares in the United States.  Camardella represented that he is not a U.S. person (as defined in Regulation S) and that he did not acquire the Shares for the account or benefit of a U.S. person.

The foregoing description of the Subscription Agreement is qualified in its entirety by reference to the provisions of the Subscription Agreement attached to this report as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1 Subscription Agreement, dated as of July 20, 2009, by and between Qnective, Inc. and Mr. Valerio Camardella.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2009	QNECTIVE, INC.

	By:	/s/ Francoise Lanter
Francoise Lanter
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Subscription Agreement, dated as of July 20, 2009, by and between Qnective, Inc. and Mr. Valerio Camardella.